Enterprise Group of Funds, Inc.
Attachment for Sub-Item 77C
Submission of Matters to a Vote of Security Holders
For the Period January 1, 2002 through June 30, 2002

     A Special Meeting of the Shareholders (the "Meeting") of the Balanced Fund, a series of The Enterprise Group of Funds, Inc. (the "Enterprise Funds") was held at 3 p.m. Eastern time on March 15, 2002, at the offices of the Enterprise Funds, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Balanced Fund series of the Enterprise Funds will be transferred to the Growth Fund, a separate series of the Enterprise Funds, in exchange for shares of the Growth Fund and the Growth Fund's assumption of all of the liabilities, if any, of the Balanced Fund.

	AFFIRMATIVE	AGAINST		ABSTAIN
	1,971,419.670	160,184.308	107,538.375



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on January 14, 2002.
Accession Number : 0000950144-02-000320
File Number : 002-28097
Form Type : 485BPOS
CIK Number : 0000004123
Company : Enterprise Group of Funds, Inc.


     A Joint Special Meeting of the Shareholders the Enterprise Group of Funds (the "Meeting"), was held at 3 p.m. Eastern time on March 28, 2002, at the offices of the Enterprise Funds, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         For each Fund, to approve changes to the Fund's fundamental investment restrictions or polocies, relating to the following:

	(a) fund diversification;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			41,640,339.380	1,956,030.677	6,352,621.717
Equity Income Fund		2,632,484.800	113,571.443	222,742.720
Capital Appreciation Fund	3,335,383.887	177,560.157	404,678.315
Government Securities Fund	6,922,265.014	539,290.160	578,901.165
High-Yield Bond Fund		6,449,472.310	264,570.384	684,639.305
Tax-Exempt Income Fund		1,161,847.439	38,145.641	66,861.836
International Growth Fund	3,272,649.978	90,333.721	181,510.574
Mid-Cap Growth Fund		1,552,679.652	41,476.810	101,017.914
Internet Fund			4,584,884.151	237,152.742	668,659.562
Multi-Cap Growth Fund		7,081,324.888	339,570.641	1,120,118.255
Balanced Fund			1,639,972.244	165,001.028	77,147.958
Global Technology Fund		1,218,889.275	43,612.672	117,854.122
Global Socially Resp. Fund	208,859.354	3,698.628	977.024
Small Company Value Fund	25,855,644.532	1,118,986.757	3,259,292.386
Managed Fund			15,937,001.072	446,258.372	663,154.991
Equity Fund			12,010,222.756	607,581.069	1,824,428.378
Growth and Income Fund		3,151,116.661	159,527.294	362,969.709
Small Company Growth Fund	1,592,864.279	64,796.354	226,013.955
Global Financial Services Fund	2,727,366.405	39,646.293	35,170.023

	(b) issuing senior securities, borrowing money or pleding assets;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			39,804,509.944	3,551,779.272	6,592,702.558
Equity Income Fund		2,514,171.192	223,699.454	230,928.317
Capital Appreciation Fund	3,190,784.803	309,050.063	417,787.493
Government Securities Fund	6,784,956.552	683,155.705	572,344.082
High-Yield Bond Fund		6,242,507.227	482,917.665	673,257.107
Tax-Exempt Income Fund		1,080,334.117	123,689.372	62,831.427
International Growth Fund	3,183,771.088	178,148.611	182,574.574
Mid-Cap Growth Fund		1,517,476.173	79,394.316	98,303.887
Global Health Care Fund		1,048,253.019	80,803.297	102,896.784
Internet Fund			4,418,464.855	389,646.410	682,585.190
Multi-Cap Growth Fund		6,837,665.004	565,269.356	1,138,079.424
Balanced Fund			1,611,030.779	184,124.833	86,965.618
Global Technology Fund		1,155,079.167	102,656.362	122,620.540
Global Socially Resp. Fund	205,644.509	6,913.473	977.024
Small Company Value Fund	25,186,080.645	1,773,521.159	3,274,321.871
Managed Fund			15,553,555.206	784,129.421	708,729.808
Equity Fund			11,587,308.786	1,020,145.444	1,834,777.973
Growth and Income Fund		3,035,935.449	264,162.662	373,515.553
Small Company Growth Fund	1,539,607.469	113,829.076	230,238.043
Global Financial Services Fund	2,684,654.813	78,680.673	38,847.235
Mergers and Acquisitions Fund	2,391,662.694	155,123.941	318,649.203

	(c) buying and selling real estate;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			40,722,102.044	2,892,646.076	6,334,243.654
Equity Income Fund		2,575,666.835	170,428.654	222,703.474
Capital Appreciation Fund	3,271,801.595	238,634.783	407,185.981
Government Securities Fund	6,888,097.884	571,309.146	581,049.309
High-Yield Bond Fund		6,357,009.001	380,995.692	660,677.306
Tax-Exempt Income Fund		1,100,240.634	101,878.261	64,736.021
International Growth Fund	3,238,713.389	127,834.853	177,946.031
Mid-Cap Growth Fund		1,524,285.822	72,899.901	97,988.653
Global Health Care Fund		1,055,660.488	75,391.365	100,361.247
Internet Fund			4,497,994.221	318,526.872	674,175.362
Multi-Cap Growth Fund		6,917,070.518	493,159.592	1,130,783.674
Balanced Fund			1,623,143.292	184,486.215	74,491.723
Global Technology Fund		1,190,548.117	71,043.665	118,764.287
Global Socially Resp. Fund	206,852.091	5,705.891	977.024
Small Company Value Fund	25,537,919.778	1,414,475.988	3,281,527.909
Managed Fund			15,775,111.222	605,024.011	666,279.202
Equity Fund			11,908,245.118	716,222.558	1,817,764.527
Growth and Income Fund		3,074,645.874	232,193.958	366,773.832
Small Company Growth Fund	1,563,547.275	93,525.618	226,601.695
Global Financial Services Fund	2,710,797.002	56,687.518	34,698.201
Mergers and Acquisitions Fund	2,371,033.345	176,358.274	318,044.219

	(d) buying and selling commodities and commodity contracts;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			39,911,632.574	3,588,065.882	6,449,293.318
Equity Income Fund		2,526,117.098	213,975.650	228,706.215
Capital Appreciation Fund	3,170,585.102	336,516.522	410,520.735
Government Securities Fund	6,698,588.144	739,012.318	602,855.877
High-Yield Bond Fund		6,190,644.858	507,180.009	700,857.132
Tax-Exempt Income Fund		1,097,062.125	106,602.005	63,190.786
International Growth Fund	3,186,439.621	191,392.853	166,661.799
Mid-Cap Growth Fund		1,505,445.112	91,702.596	98,026.668
Global Health Care Fund		1,024,943.684	105,339.170	101,670.246
Internet Fund			4,416,510.257	395,774.723	678,411.475
Multi-Cap Growth Fund		6,856,364.179	561,975.631	1,122,673.974
Balanced Fund			1,592,126.308	204,342.167	85,652.755
Global Technology Fund		1,166,656.092	91,936.945	121,763.032
Global Socially Resp. Fund	206,194.142	6,415.026	925.838
Small Company Value Fund	25,109,473.832	1,830,512.249	3,293,937.594
Managed Fund			15,613,211.044	745,098.685	688,104.706
Equity Fund			11,634,057.964	985,770.253	1,822,403.986
Growth and Income Fund		3,043,302.937	252,672.429	377,638.298
Small Company Growth Fund	1,527,769.694	124,729.425	231,175.469
Global Financial Services Fund	2,689,764.676	79,260.254	33,157.791
Mergers and Acquisitions Fund	2,327,770.912	215,848.577	321,816.349

	(e) fund concentration;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			40,727,355.398	2,540,354.990	6,681,281.386
Equity Income Fund		2,555,201.503	161,389.742	252,207.718
Capital Appreciation Fund	3,270,406.680	223,340.721	423,874.958
Government Securities Fund	6,883,186.950	558,239.921	599,029.468
High-Yield Bond Fund		6,313,588.251	354,159.920	730,933.828
Tax-Exempt Income Fund		1,112,250.875	87,565.307	67,038.734
International Growth Fund	3,223,782.843	126,057.650	194,653.780
Mid-Cap Growth Fund		1,532,201.920	57,382.973	105,589.483
Multi-Cap Growth Fund		6,972,872.006	398,196.947	1,169,944.831
Balanced Fund			1,627,485.976	175,930.314	78,704.940
Global Socially Resp. Fund	206,146.256	6,343.765	1,044.985
Small Company Value Fund	25,480,114.893	1,386,963.202	3,366,845.580
Managed Fund			15,710,080.462	600,165.896	736,168.077
Equity Fund			11,832,279.358	748,676.789	1,861,276.056
Growth and Income Fund		3,063,927.206	211,135.577	398,550.881
Small Company Growth Fund	1,560,480.450	79,887.679	243,306.459
Mergers and Acquisitions Fund	2,354,062.993	173,282.723	338,090.122

	(f) engaging in underwriting;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			40,423,489.997	2,972,743.742	6,552,758.035
Equity Income Fund		2,519,786.401	206,925.882	242,086.680
Capital Appreciation Fund	3,235,007.818	260,690.300	421,924.241
Government Securities Fund	6,747,522.338	686,334.598	606,599.403
High-Yield Bond Fund		6,252,881.604	465,424.893	680,375.502
Tax-Exempt Income Fund		1,110,804.243	91,795.018	64,255.655
International Growth Fund	3,211,668.188	147,154.694	185,671.391
Mid-Cap Growth Fund		1,513,999.690	80,570.698	100,603.988
Global Health Care Fund		1,057,999.356	68,964.580	104,989.164
Internet Fund			4,447,269.040	344,552.405	698,875.010
Multi-Cap Growth Fund		6,885,435.671	493,972.645	1,161,605.468
Balanced Fund			1,609,113.719	178,494.869	94,512.642
Global Technology Fund		1,178,404.621	77,589.393	124,362.055
Global Socially Resp. Fund	206,135.532	6,473.636	925.838
Small Company Value Fund	25,340,828.760	1,560,079.048	3,333,015.867
Managed Fund			15,657,126.636	638,944.531	750,343.268
Equity Fund			11,776,416.947	798,752.129	1,867,063.127
Growth and Income Fund		3,048,247.400	233,025.560	392,340.704
Small Company Growth Fund	1,547,485.996	102,933.420	233,255.172
Global Financial Services Fund	2,687,858.624	75,656.929	38,667.168
Mergers and Acquisitions Fund	2,372,553.103	154,033.700	338,849.035

	(g) making loans;

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			39,721,767.766	3,627,643.166	6,599,580.842
Equity Income Fund		2,502,375.376	234,676.639	231,746.948
Capital Appreciation Fund	3,177,137.598	328,485.836	411,998.925
Government Securities Fund	6,773,753.013	703,857.111	562,846.215
High-Yield Bond Fund		6,280,632.876	465,497.001	652,552.122
Tax-Exempt Income Fund		1,074,584.648	130,061.658	62,208.610
International Growth Fund	3,192,660.081	181,081.693	170,752.499
Mid-Cap Growth Fund		1,510,303.068	88,196.539	96,674.769
Global Health Care Fund		1,049,332.397	80,113.425	102,507.278
Internet Fund			4,397,433.776	399,780.949	693,481.730
Multi-Cap Growth Fund		6,804,660.838	612,866.900	1,123,486.046
Balanced Fund			1,610,912.094	193,190.064	78,019.072
Global Technology Fund		1,167,921.634	90,795.405	121,639.030
Global Socially Resp. Fund	205,014.438	7,484.934	1,035.634
Small Company Value Fund	25,114,329.416	1,809,593.562	3,310,000.697
Managed Fund			15,590,963.669	754,307.185	701,143.581
Equity Fund			11,547,913.280	1,028,879.108	1,865,439.815
Growth and Income Fund		3,033,956.954	267,182.316	372,474.394
Small Company Growth Fund	1,528,834.487	127,516.200	227,323.901
Global Financial Services Fund	2,690,843.005	75,531.329	35,808.387
Mergers and Acquisitions Fund	2,335,622.908	211,241.921	318,571.009

	(h) certain other investment restrictions as described in the Proxy Statement.

				AFFIRMATIVE	AGAINST		ABSTAIN
Growth Fund			40,412,277.294	2,687,466.884	6,849,247.596
Equity Income Fund		2,565,222.400	154,821.307	248,755.256
Capital Appreciation Fund	3,226,013.508	227,464.942	464,143.909
Government Securities Fund	6,851,899.554	533,786.775	654,770.010
High-Yield Bond Fund		6,199,503.627	457,352.134	741,826.238
Tax-Exempt Income Fund		1,078,422.156	91,646.009	96,786.751
International Growth Fund	3,225,674.417	113,614.669	205,205.187
Mid-Cap Growth Fund		1,525,391.499	64,952.740	104,830.137
Global Health Care Fund		1,077,569.067	51,833.611	102,550.422
Internet Fund			4,437,013.790	314,433.727	739,248.938
Multi-Cap Growth Fund		6,873,345.477	465,783.862	1,201,884.445
Balanced Fund			1,612,525.902	170,738.280	98,857.048
Global Technology Fund		1,177,523.499	69,855.989	132,976.581
Global Socially Resp. Fund	206,852.554	5,646.818	1,035.634
Small Company Value Fund	25,309,510.894	1,423,614.813	3,500,797.968
Managed Fund			15,687,606.653	565,770.449	793,037.333
Equity Fund			11,624,168.884	889,414.624	1,928,648.695
Growth and Income Fund		3,071,438.805	198,348.986	403,825.873
Small Company Growth Fund	1,536,986.167	95,926.704	250,761.717
Global Financial Services Fund	2,706,714.104	51,292.082	44,176.535
Mergers and Acquisitions Fund	2,337,052.923	187,614.863	340,768.052



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on January 24, 2002.
Accession Number : 0000950144-02-000603
File Number : 811-01582
Form Type : DEFS14A
CIK Number : 0000004123
Company : Enterprise Group of Funds, Inc.